Exhibit 99.1

TransAtlantic Petroleum Corp.

Announces Agreement to Acquire Longe Energy Limited in

Conjunction with a Private Placement

(all amounts in U.S. Dollars)

FOR IMMEDIATE RELEASE

Calgary, Alberta (September 19, 2008) – TransAtlantic Petroleum Corp. (TSX: TNP) announced today that it has entered into a definitive written agreement to acquire Longe Energy Limited (“Longe”), an entity associated with the Company’s Chairman, N. Malone Mitchell 3rd, which will close concurrently with a private placement that will raise cash proceeds of approximately $42.5 million. The Company previously announced an agreement in principle with respect to the transactions on August 27, 2008 in connection with the announcement of its change in operating strategy, changing from a prospect generator to a vertically integrated project developer.

The definitive written agreement concerning the private placement and the acquisition of Longe is on the same terms as were previously announced. The transactions are subject to the approval of the Toronto Stock Exchange, the approval of a majority of disinterested shareholders and other customary closing conditions. The Company expects to consummate the transactions following approval at a special meeting of the Company’s shareholders currently scheduled for November 6, 2008.

A Special Committee of independent members of the Company’s Board of Directors has evaluated the transactions and recommended the transactions for approval to the Board of Directors of the Company. The Special Committee retained independent legal counsel and an independent third party to conduct a formal valuation of Longe and to assess the fairness, from a financial point of view, of both transactions to the Company and its shareholders.

TransAtlantic Petroleum Corp. is engaged in the exploration and development of crude oil and natural gas properties in Morocco, Turkey and Romania. Common shares of the Company are listed on the Toronto Stock Exchange under the symbol “TNP.”

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Contacts:

Scott C. Larsen, President

Phone:	(214) 220-4323
Internet:	http://www.tapcor.com
Address:	5910 N. Central Expressway, Suite 1755 Dallas, Texas 75206

This news release contains statements concerning drilling plans, plans to raise capital, plans to acquire a company, plans to change the Company’s operating strategy, as well as other expectations, plans, goals, objectives, assumptions, information or statements about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, oil and gas prices remaining relatively consistent with their current prices, access to the fields, availability of drilling rigs and other equipment, obtaining drilling success consistent with expectations, stock exchange, shareholder and regulatory approvals being obtained and estimated timelines being met and the actual costs being consistent with estimated costs.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include but are not limited to the political stability of the countries in which the Company operates, reliance on those countries’ current hydrocarbon and tax laws and regulations, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geological data, competition, reduced availability of drilling and other well services, volatility of oil and gas prices, fluctuations in currency and interest rates, the Company’s ability to access external sources of debt and equity capital, imprecision in estimating the timing and costs of drilling and development, the Company’s ability to secure adequate product transportation, changes in environmental and other regulations or the interpretation of such regulations, the ability to obtain necessary stock exchange, shareholder and regulatory approvals, satisfaction of closing conditions, weather and general economic and business conditions.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.